UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
April 21, 2020

PVH CORP. /DE/
(Exact name of registrant as specified in its charter)

Delaware	001-07572	13-1166910
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 MADISON AVENUE, NEW YORK, New York	10016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212)-381-3500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 par value	PVH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01. Other Events.
On April 21, 2020, PVH Corp. (“PVH”) priced its previously announced offer to sell an additional €175.0 million principal amount of 3 5/8% senior notes due 2024 as additional notes under the Indenture dated as of June 20, 2016, among PVH, U.S. Bank National Association, as trustee, Elavon Financial Services DAC, UK Branch, as paying agent, and Elavon Financial Services DAC, as transfer agent and registrar. The notes were priced at 99.500% of principal amount, plus accrued interest from January 15, 2020, the last interest payment date for the previously issued 3 5/8% senior notes due 2024. The notes are being offered in a private offering to persons reasonably believed to be qualified institutional buyers in the U.S. pursuant to Rule 144A under the Securities Act of 1933 (the "Securities Act") and to certain persons outside of the U.S. pursuant to Regulation S under the Securities Act. The notes will not be registered under the Securities Act, or the securities laws of any state, and may not be offered or sold in the U.S. without registration or an applicable exemption from the registration requirements. The offering is currently expected to close on April 24, 2020, subject to market and other conditions.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PVH CORP.

By: /s/ Mark D. Fischer Mark D. Fischer Executive Vice President and Secretary

Date: April 21, 2020